Exhibit 5


                                                                   July 22, 1998


Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas  66612

Ladies and Gentlemen:

     As Vice President, Law and Corporate Secretary of Western Resources, Inc. (the "Company"), and in connection with the proposed issue and sale, from time to time, of $800,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") with respect to which the Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement), I advise you that, in my opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The Debt Securities are to be issued under an indenture (hereinafter called the "Indenture") which may hereafter be supplemented by one or more supplemental indentures or Securities Resolutions (as defined in the Indenture) creating the Debt Securities (forms of which are filed as exhibits to the Registration Statement).

     3. Upon (a) authorization of the issue and sale of the Debt Securities by state regulatory commissions having jurisdiction, (b) the Registration Statement becoming effective under the Securities Act of 1933, (c) the authorization by the Company of a supplement to the Indenture and/or the issuance, sale and delivery of the Debt Securities pursuant to a Securities Resolution, (d) authorization by resolutions of the Board of Directors of the Company, or the proper officers of the Company duly authorized, and receipt by the Company of sufficient consideration for the issuance, sale and delivery of such Debt Securities, and (e) the execution of the Debt Securities by the proper officers of the Company and the authentication thereof by the Trustee, the Debt Securities will be duly authorized and issued and will constitute the legal,



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valid and binding obligations of the Company entitled to the benefits provided by the Indenture and any supplements thereto.

     I hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement. I also consent to the use of my name and the making of the statements with respect to myself in the Registration Statement and the Prospectus constituting a part thereof.

                                       Very truly yours,


                                       /s/ Richard D. Terrill
                                       -------------------------------
                                       Name:  Richard D. Terrill
                                       Title: Vice President, Law